EXHIBIT 2.2

AMENDED AND RESTATED CERTIFICATE OF TRUST

The undersigned, the trustees of Citigroup Capital XVII, a Delaware statutory trust formed on June 19, 2006 under its current name, desiring to amend and restate the Certificate of Trust of Citigroup Capital XVII, hereby certify as follows:

(a)	The name of the statutory trust being formed hereby (the "Trust") is "Citigroup Capital XVII."

(b)	The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

The Bank of New York (Delaware)
100 White Clay Center
Route 273
P. O. Box 6995
Newark, DE 19711

(c)	This amended and restated Certificate of Trust shall be effective as of the date of filing.

Dated: December 8, 2006

/s/ John Gerspach

Name: John Gerspach, as Regular Trustee

/s/ Sallie Krawcheck

Name: Sallie Krawcheck, as Regular Trustee

/s/ Saul Rosen

Name: Saul Rosen, as Regular Trustee

THE BANK OF NEW YORK (DELAWARE),
as Delaware Trustee

By:  /s/ Kristine K. Gullo

Name: Kristine K. Gullo
Title: Vice President

CITIGROUP INC., as Sponsor

By:  /s/ Charles E. Wainhouse

Name: Charles E. Wainhouse
Title: Assistant Treasurer